                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Penwest Pharmaceuticals Co. for the registration of 1,399,232 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2000, with respect to the consolidated financial statements and schedule of Penwest Pharmaceuticals Co. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Stamford, Connecticut
March 15, 2000